Exhibit 8.1

List of Subsidiaries and Variable Interest Entities of the Registrant

Subsidiaries	Place of Incorporation
BaiJiaHuLian HK Holdings Limited	Hong Kong
Higgz Academia Technology PTE. LTD	Singapore
Hita EdAi Limited	Hong Kong
Beijing Lexuebang Network Technology Co., Ltd	Mainland China
Wuhan Lexuebang Network Technology Co., Ltd	Mainland China
Beijing Yuexuebang Network Technology Co., Ltd	Mainland China
Chengdu Yuexuebang Network Technology Co., Ltd	Mainland China
Shanghai Chuxuebang Network Technology Co., Ltd	Mainland China
Wuhan Yuexuebang Network Technology Co., Ltd	Mainland China
Zhengzhou XiangCheng Business Management Co., Ltd	Mainland China
Beijing Xizhi Intelligent Technology Co., Ltd	Mainland China

Consolidated Variable Interest Entities	Place of Incorporation
Gaotu Education Technology Group Co., Ltd	Mainland, China
Shanghai Duwen Education Technology Co., Ltd	Mainland, China

Significant Subsidiaries of Consolidated Variable Interest Entities	Place of Incorporation
Beijing GaoTuYunFan Technology Co., Ltd	Mainland China
Zhengzhou GaoTuYunJi Education Technology Co., Ltd	Mainland China
Beijing GaoTuYunJi Education Technology Co., Ltd	Mainland China
Guangzhou GaoTu Technology Co., Ltd	Mainland China
Guangzhou XingHuo Online Computer Technology Co., Ltd	Mainland China
Chengdu GaoTuXingHui Technology Training School Co., Ltd	Mainland China